                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CyberGuard Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             CyberGuard Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               CYBERGUARD (LOGO)

                                                                November 4, 1996

Dear CyberGuard Corporation Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders to be held on December 4, 1996, at 10:00 a.m., at the Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309.

     The Annual Meeting will include a report on Company operations and discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                           Sincerely,

                                           (sig)Robert L. Carberry
                                                     Robert L. Carberry
                                           Chairman, President and Chief
                                           Executive Officer

                             CYBERGUARD CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4, 1996
                             ---------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of CyberGuard Corporation, a Florida corporation (the "Company"), will be held on December 4, 1996, at 10:00 a.m., local time, at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309, for the following purposes:

          1. To elect two directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending June 30, 1997; and

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on October 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's corporate offices, 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

     The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By order of the Board of Directors,

                                          Brian Foremny
                                          Secretary and General Counsel

Fort Lauderdale, Florida
November 4, 1996

     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                             CYBERGUARD CORPORATION
                          2101 WEST CYPRESS CREEK ROAD
                         FORT LAUDERDALE, FLORIDA 33309
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CyberGuard Corporation, a Florida corporation, ("CyberGuard" or the "Company"), for use at the Company's 1996 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on December 4, 1996, at 10:00 a.m., local time, at the Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida, 33309, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to shareholders on or about November 4, 1996.

     The Board of Directors has fixed the close of business on October 29, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 6,999,477 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

     The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes"). Abstentions will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for a proposal as to which a beneficial owner abstains.

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation and the By-Laws of the Company provides that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently comprised of six persons. On June 27, 1996, the Company sold its real-time business and 683,178 shares of its common stock (the "Real-time Sale") to Concurrent Computer Corporation ("Concurrent"). In connection with the Real-time Sale, the Company executed a "Share Holding Agreement" with Concurrent containing certain provisions regarding the composition of the Company's board of directors. See "Certain Transactions."

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The terms of two of the Company's directors expire at the Annual Meeting. The terms of the remaining classes of directors will expire at the 1997 and 1998 annual meetings of shareholders, respectively. At each annual meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     Two directors are nominees for election this year for a three-year term expiring at the 1999 annual meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the two nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to each of the nominees for election at the Annual Meeting and each continuing director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW. NOMINEES

     Michael F. Maguire. Age 70. Since 1984, Mr. Maguire has served as President, director and sole shareholder of Maguire Investment Management, Inc., a management consulting company. For more than 13 years, Mr. Maguire served as an executive at Harris Corporation, most recently as Senior Vice President from 1979 to 1986. Mr. Maguire serves on the board of directors of Autosight, Inc., as well as several non-profit corporations. Mr. Maguire also serves as a director of Paravant Computer Systems, Inc. and as a director of Concurrent as the Company's nominee pursuant to the Share Holding Agreement between the Company and Concurrent.

     Leland R. Reiswig, Jr. Age 50. Mr. Reiswig, who joined the Company's Board of Directors in October 1996, held numerous positions during his 30-year career at IBM. He was the General Manager, Technical Strategy for the IBM Software Group before his retirement in July 1, 1996. While General Manager of IBM's Personal Software Products Division from 1990 to 1995, he was responsible for worldwide development, marketing, sales, and support for OS/2, PC-DOS, OS/2 LAN Server and several other PC-based software offerings. His years at IBM also included services as ESD Vice President of Programming; ESD Austin Lab Director; System Manager, ESD Communications and Data Management Systems Software; and Product Manager of Business and Personal Information Products.

CONTINUING DIRECTORS

     The terms of the following directors do not expire at the Annual Meeting. These directors are expected to hold office until their terms expire and their successors duly elected and qualified.

     Robert L. Carberry. Age 53. Mr. Carberry was appointed President of the Company's Trusted Systems Division in April 1996 in anticipation of the Real-time Sale. He was appointed President and Chief Executive Officer of the Company upon the consummation of that sale. Before joining the Company, Mr. Carberry was Vice President, New Technology at Blockbuster/Viacom Group and Vice President, Managing Executive for Blockbuster Technology Holding Corporation from 1994 and, before that, was President of Multimedia Investment Organization, a division of IBM. Mr. Carberry's term expires at the 1998 annual meeting of the Company's shareholders.

     Brian Foremny. Age 47. Mr. Foremny is an attorney and has served as the Company's Secretary since October 1994 and as its General Counsel since March 1996. Prior to joining the Company as General Counsel, Mr. Foremny was a partner with the law firm of Holland & Knight (1995 to 1996) and a partner with the law firm of Kirkpatrick & Lockhart, LLP (1983 to 1995). Mr. Foremny's term expires at the 1998 annual meeting of the Company's shareholders.

     C. Shelton James. Age 57. Since May 1991, Mr. James has served as Chief Executive Officer of Elcotel, Inc., a public company that manufactures telecommunications equipment. Mr. James is President of Fundamental Management Corporation, an investment management firm specializing in active investment in small capitalization companies, where he was Executive Vice President from 1990 to April 1993. Prior to 1990, Mr. James was Executive Vice President of Gould, Inc., a diversified electronics company, and President of Gould's Computer Systems Division. Mr. James is Chairman of the Board of Directors of Elcotel, Inc. and serves on the boards of directors of CSPI, NAI Technologies, Inc., Fundamental Management Corporation and SK Technologies, Inc. Mr. James also serves as a director of Concurrent as the Company's nominee pursuant to the Share Holding Agreement between the Company and Concurrent. Mr. James's term expires at the 1997 annual meeting of the Company's shareholders.

     Richard P. Rifenburgh. Age 64. Mr. Rifenburgh joined the Company's Board of Directors in June 1996 following the Real-time Sale. Mr. Rifenburgh serves as the nominee of Concurrent pursuant to the Share Holding Agreement. Mr. Rifenburgh is Chairman of the Board of Moval Management Corporation, a privately held company specializing in restoring companies in financial distress. He is, or in the past five years has been, a member of the Board of Directors of the following public companies: Concurrent Computer Corporation since 1991; Tristar Corporation (formerly known as Ross Cosmetics Distribution Centers, Inc.) since June 1992 and Chairman since August 1992; Miniscribe Corporation (manufacturer of disc drives for personal computers), Chairman and CEO from 1989 to 1991; and Library Bureau (manufacturer of library furniture) from 1976 to 1995. Mr. Rifenburgh's term expires at the 1997 annual meeting of the Company's shareholders.

                          GENERAL INFORMATION RELATING
                           TO THE BOARD OF DIRECTORS

     The Company's Board of Directors met 13 times during fiscal year ended June 30, 1996 and acted one time by unanimous written consent.

COMMITTEES OF THE BOARD

     The Board has a Compensation and Stock Option Committee and an Audit Committee. The Company's Compensation and Stock Option Committee consists of members of the Board of Directors who are not executive officers of the Company. The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Company's Stock Incentive Plan. During the nine months ended June 30, 1996, the Compensation and Stock Option Committee consisted of C. Shelton James, Michael F. Maguire, and Brian Foremny. Mr. Foremny resigned from the committee on March 1, 1996 upon becoming the Company's General Counsel. The Compensation and Stock Option Committee held five meetings during the nine months ended June 30, 1996 and acted once by unanimous written consent.

     The Audit Committee of the Board of Directors recommends to the Board of Directors the independent accountants to be nominated for selection by the Company's shareholders, reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting or operational issues; corporate policies and procedures as they relate to accounting and financial reporting and financial controls; litigation in which the Company is a party; and use by the Company's executive officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel, independent auditors and internal audit staff to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. During the nine months ended June 30, 1996, the members of the Audit Committee were C. Shelton James, Michael F. Maguire and, until his appointment at the Company's General Counsel, Brian Foremny. The Audit Committee held two meetings during the nine months ended June 30, 1996.

     As of June 30, 1996, the Company did not have a standing nominating committee of the Board of Directors nor a committee performing similar functions.

                               EXECUTIVE OFFICERS

     Certain biographical information concerning the Company's executive officers is presented below.

                   NAME                      AGE                    POSITION
-------------------------------------------  ---   -------------------------------------------
Robert L. Carberry.........................  53    President, Chief Executive Officer and
                                                   Chairman of the Board of Directors(1)
Patrick O. Wheeler.........................  37    Chief Financial Officer and Vice President
                                                     Finance
Frank Gelbart..............................  34    Vice President Marketing and Sales, North
                                                     America
Katherine K. Hutchison.....................  38    Vice President Corporate Development
Bradley C. Lesher..........................  60    Vice President International Operations
Robert F. Perks............................  52    Vice President North American Operations
Rick A. Siebenaler.........................  33    Vice President Software Development

---------------

(1) For biographical information on Mr. Carberry see "Election of Directors -- Continuing Directors."

     Patrick O. Wheeler. Mr. Wheeler was appointed Chief Financial Officer and Vice President Finance of the Company's Trusted Systems Division in April 1996 in anticipation of the Real-time Sale, and he continues in such position for the Company. Prior thereto, Mr. Wheeler held various positions with the Company including Director of Accounting, Senior Account Manager and most recently, Midwest Regional Sales Manager. Mr. Wheeler joined the Company following its spin-off from Harris Corporation, which Mr. Wheeler joined in 1984 from Price Waterhouse LLP.

     Frank Gelbart. Mr. Gelbart joined the Company in June 1996. Prior, from November 1993, Mr. Gelbart was Director of Sales, Rest of World at Cheyenne Software, Inc. From April 1992, Mr. Gelbart was Director of World-wide Sales and Director of International Sales for Equinox Systems, Inc., a data communications hardware manufacturer in Plantation, Florida, and from April 1989 to April 1992, was Vice President, Latin America and Vice President Commercial Sales for Uniplex, Inc., a UNIX office automation software company headquartered in Irving, Texas.

     Katherine K. Hutchison. Ms. Hutchison was appointed Vice President Corporate Development of the Company's Trusted Systems Division in April 1996 in anticipation of the Real-time Sale, and she continues in such position for the Company. Prior thereto, Ms. Hutchison served in positions of increasing responsibility, most recently as Director of Marketing for the Company's Trusted Systems Division. Ms. Hutchison joined Harris Corporation in 1993 from a position as Program Manager and Technical Marketing Manager in the Information Technology Group of Texas Instruments.

     Bradley C. Lesher. Mr. Lesher joined Harris Corporation in July 1994 from IBM where he had been General Manager of Latin American Caribbean operations since November 1991. From 1988 to 1991 Mr. Lesher served as Director of General Business systems in IBM's Latin American Headquarters Operation where he was responsible for developing and supporting a distribution channel network of over 200 dealer and agent organizations selling IBM PC's and mid-range proprietary and UNIX-based open systems. He joined IBM in 1957 and has over 30 years of diverse international management experience including 19 years of living abroad.

     Robert F. Perks. Mr. Perks was appointed Vice President Sales of the Company's Trusted Systems Division in April 1996 in anticipation of the Real-time Sale, and he continues in such position for the Company. Mr. Perks joined the Computer Systems Division of Harris Corporation in 1977. He was employed by Real Time Products Corporation from 1992 to 1995 as Director, Customer Support and rejoined the Company in May 1995 as Director of Trusted Sales for the Company.

     Rick A. Siebenaler. Mr. Siebenaler was appointed Vice President Software Development of the Company's Trusted Systems Division in April 1996 in anticipation of the Real-time Sale and continues in such position for the Company. Prior thereto, Mr. Siebenaler served as Director of Software Development of the Company's Trusted Systems Division from 1994 and, before that, as Chief Engineer from 1991. Mr. Siebenaler joined Harris Corporation in 1991 from the NCSC where he was a Commercial Products Evaluator in the Trusted Products Evaluation Division.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and the Company's other executive officers for the nine months ended June 30, 1996, and the fiscal years ended September 30, 1995 and June 30, 1994. In July 1996, the Company's Board of Directors voted to change the Company's fiscal year end from September 30 to June 30. Accordingly, the table below sets forth with respect to fiscal year 1996 only such compensation as was received by the executive officers named during the nine months ended June 30, 1996.

     On June 27, 1996, the Company sold the assets and liabilities related to its real-time computer business to Concurrent. As of such date, a number of the Company's executive officers, including its then Chairman, President and Chief Executive Officer, resigned to assume similar executive positions at Concurrent. Such officers are indicated below by footnote.

     Prior to October 7, 1994, the Company was a wholly-owned subsidiary of Harris Corporation, at which time the Company's common stock was distributed on a pro-rata basis to Harris Corporation's shareholders. During certain of the periods presented, the individuals were compensated in accordance with Harris Corporation's plans and policies. All references in the following tables to stock and stock options relate to awards of stock and stock options of the Company.

                                                                                LONG-TERM COMPENSATION
                                                                             -----------------------------
                           ANNUAL COMPENSATION                                      AWARDS          PAYOUT
--------------------------------------------------------------------------   --------------------   ------
                                                                   OTHER     RESTRICTED                      ALL OTHER
                                                                  ANNUAL       STOCK                 LTIP     COMPEN-
                                FISCAL                BONUS($)    COMPEN-     AWARD(S)    OPTIONS   PAYOUT   SATION(6)
 NAME AND PRINCIPAL POSITION    YEAR(3)   SALARY($)     (4)      SATION($)     ($)(5)       (#)      ($)        ($)
------------------------------  -------   ---------   --------   ---------   ----------   -------   ------   ---------
Robert L. Carberry............   1996       39,229         --         --            --    339,000       --          --
  Chairman, President and
  Chief Executive Officer
Patrick O. Wheeler(1).........   1996       94,128         --         --            --     75,000       --       5,676
  Vice President Finance and
  Chief Financial Officer
Bradley C. Lesher.............   1996       88,628     25,000         --            --     39,000       --       5,318
  Vice President International   1995      110,001     12,500         --            --     60,000       --       1,015
  Operations
Robert F. Perks...............   1996       81,499         --         --            --     60,000       --       4,890
  Vice President North
  American Operations
E. Courtney Siegel(2).........   1996      161,152     50,000         --            --     57,000       --   1,404,771
  Former Chairman, President     1995      200,013     20,000         --       100,750    120,000       --      11,389
  and Chief Executive Officer    1994      140,206     37,200      6,720            --         --       --       9,104
Daniel S. Dunleavy(2).........   1996       96,697     20,000         --            --     18,000       --     289,738
  Former Vice President, Chief   1995      120,016     10,000         --        35,650     75,000       --       7,132
  Financial Officer and Chief    1994       93,463     34,275      1,344            --         --       --       7,242
  Administrative Officer
Robert T. Menzel(2)...........   1996       88,660     25,000         --            --     30,000       --       5,318
  Former Vice President and      1995      110,001      6,520         --            --     60,000       --       6,542
  General Manager, Trusted       1994       87,511     16,791        448            --         --       --       6,341
  Systems Division

---------------

(1) Includes salary and sales commissions earned during the nine months ended June 30, 1996 in connection with Mr. Wheeler's employment with the Company prior to his appointment as the Company's Vice President Finance and Chief Financial Officer.
(2) Resigned as of June 27, 1996.
(3) For the nine months ended June 30, 1996, and the fiscal years ending September 30, 1995, and June 30, 1994. Bonuses for the nine months ended June 30, 1996 were accrued during such period but were paid in August 1996.
(4) Amounts for 1994 represent bonuses achieved and accrued under Harris Corporation but paid after September 28, 1994.
(5) Amounts reflect restricted stock awards in the amount of 39,000 and 13,800 shares of Common Stock owned, respectively, by Messrs. Siegel and Dunleavy, the restrictions on which have lapsed.
(6) Amounts reported for the nine months ended June 30, 1996 and for the year ended September 30, 1995 represent contributions to the Company's Retirement Plan. Amounts for Messrs. Siegel and Dunleavy for the period ended June 30, 1996 also include (i) payments in the amount of $200,000 (for Mr. Siegel) and $80,000 (for Mr. Dunleavy) representing severance payouts incurred as the result of the Real-time Sale pursuant to their employment agreements with the Company and (ii) payments of common stock having a value (based on a closing stock price of $14.75 on June 27, 1996) of $1,150,500 (for Mr. Siegel) and $203,550 (for Mr. Dunleavy) as consideration for noncompetition agreements with the Company.

OPTION GRANTS IN THE NINE-MONTHS ENDED JUNE 30, 1996

     The following table shows all grants during the nine months ended June 30, 1996 and thereafter of stock options under the Company's Stock Incentive Plan to the executive officers named in the Summary Compensation Table.

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                                                 PERCENT                               POTENTIAL REALIZABLE
                                                OF TOTAL                                 VALUE AT ASSUMED
                                                 OPTIONS                                 ANNUAL RATES OF
                                  NUMBER OF      GRANTED                                   STOCK PRICE
                                 SECURITIES        TO        EXERCISE                    APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES    OR BASE                      OPTION TERM(1)
                                   OPTION       IN FISCAL     PRICE      EXPIRATION    --------------------
             NAME                GRANTED (#)    YEAR (%)      ($/SH)        DATE        5%($)      10%($)
-------------------------------  -----------    ---------    --------    ----------    -------    ---------
Robert L. Carberry.............    339,000        32.09        10.67         3/5/01    999,346    2,208,294
Patrick O. Wheeler.............     75,000         7.10         5.50         2/5/01    113,966      163,904
Bradley C. Lesher..............      9,000         0.85         4.71         2/5/01     11,712       25,880
                                    30,000         2.84         5.50         2/5/01     45,586      100,734
Robert F. Perks................     60,000         5.40         5.50         2/5/01     91,173      201,468
E. Courtney Siegel.............     57,000         5.40         4.71        6/26/99     42,318       88,864
Daniel S. Dunleavy.............     18,000         1.70         4.71        6/26/98      8,690       17,804
Robert T. Menzel...............     15,000         1.42         4.71        6/26/97      3,532        7,065
                                    15,000         1.42         5.50        6/26/97      4,125        8,250

---------------

(1) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND PERIOD-END VALUES

     The following table provides information as to the number and value of unexercised options to purchase the Company's Common Stock held by the named executive officers at June 30, 1996, based on a closing sale price of $17.25 on June 28, 1996. None of the named executive officers exercised any options during the nine months ended June 30, 1996.

                                                                       NUMBER OF
                                                                      SECURITIES           VALUE OF
                                                                      UNDERLYING          UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                   OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                            SHARES       VALUE       YEAR-END (#)         YEAR-END($)
                                         ACQUIRED ON    REALIZED     EXERCISABLE/        EXERCISABLE/
                 NAME                    EXERCISE (#)     ($)        UNEXERCISABLE     UNEXERCISABLE(1)
---------------------------------------  ------------   --------   -----------------  -------------------
Robert L. Carberry.....................          --           --        -- / 339,000         -- / 2,230,620
Patrick O. Wheeler.....................          --           --      3,000/ 75,000       44,010/ 881,250
Bradley C. Lesher......................          --           --     69,000/ 30,000      993,060/ 352,500
Robert F. Perks........................          --           --      6,000/ 60,000       88,020/ 705,000
E. Courtney Siegel.....................          --           --    177,000/ --        2,475,180/ --
Daniel S. Dunleavy.....................          --           --     93,000/ --        1,325,970/ --
Robert T. Menzel.......................          --           --     90,000/ --        1,244,550/ --

---------------

(1) Based on the difference between the closing price of the Company's common stock on June 28, 1996 and the exercise price of the options.

COMPENSATION PLANS

     The Company and Mr. Carberry entered into an agreement dated as of March 5, 1996 (the "Carberry Employment Agreement"), effective as of April 12, 1996. The Carberry Employment Agreement provides for the employment of Mr. Carberry as Chairman of the Board, President and Chief Executive Officer of the Company at an annual base salary of $200,000, $225,000 and $250,000 for the first, second and third twelve-month periods, respectively, of the Carberry Employment Agreement. The Carberry Employment Agreement provides, as of March 5, 1996, for Mr. Carberry to be granted options to purchase 339,000 shares of the Company's Common Stock having an exercise price of $10.67 per share and becoming exercisable in three equal installments of 113,000 on each of March 5, 1997, 1998, and 1999. The Carberry Employment Agreement provides for Mr. Carberry to have a target bonus for the achievement of certain performance objectives to be established by the Company of 50% of his annual base salary.

     The Company may terminate the Carberry Employment Agreement for "cause." The Carberry Employment Agreement defines "cause" as willful acts against the Company intended to enrich Mr. Carberry at the expense of the Company, the conviction of Mr. Carberry for a felony involving moral turpitude, willful and gross neglect by Mr. Carberry of his duties or the intentional failure of Mr. Carberry to observe policies of the Company's Board of Directors that have or will have a material adverse effect on the Company. If the Carberry Employment Agreement is terminated by the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," Mr. Carberry will receive severance pay of two times his annual base salary and two times his target bonus as in effect immediately prior to termination, and all of Mr. Carberry's stock options and stock appreciation rights will be exercisable at termination. If Mr. Carberry's employment is terminated by the Company within one year following a "change in control" of the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," Mr. Carberry will receive severance pay of three times his annual base salary and three times his target bonus as in effect immediately prior to termination, and all of Mr. Carberry's stock options and stock appreciation rights will become exercisable at termination. If Mr. Carberry's employment is terminated at any time by the Company for "cause" or by Mr. Carberry other than for "good reason," the Carberry Employment Agreement prohibits Mr. Carberry from engaging in any business competitive with the business of the Company for a one-year period following the effective date of termination. If Mr. Carberry's employment is terminated by the Company (other than for "cause" or the death, disability or normal retirement of Mr. Carberry) or by Mr. Carberry for "good reason," other than within one year of a "change in control," the Carberry Employment Agreement prohibits Mr. Carberry from engaging in any business competitive with the business of the Company for a two-year period following the effective date of termination (subject to the payment by the Company of the severance obligations described above).

     In addition to the Carberry Employment Agreement, the Company has employment agreements with its other executive officers. Such employment agreements, other than the Carberry Employment Agreement, are referred to herein as the "Executive Employment Agreements." The initial base salaries under such Employment Agreements are $115,000 for Mr. Wheeler, $115,500 for Mr. Gelbart, $90,000 for Ms. Hutchison, $90,000 for Mr. Perks, $90,000 for Mr. Siebenaler, and $115,500 for Mr. Lesher. Certain of the Executive Employment Agreements also provide for bonuses based on certain Company performance targets in initial amounts based upon the following percentages of base salary: Mr. Wheeler -- 40%; Mr. Gelbart -- 50%; Ms. Hutchison -- 50%; Mr. Perks -- 50%; Mr.
Siebenaler -- 40%; and Mr. Lesher -- 50%.

     The Executive Employment Agreements may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer resigns without "good reason" or is terminated for "cause," compensation under the employment agreements will end. In the event any such employment agreement is terminated by the Company without "cause" or the executive officer resigns for "good reason," the terminated executive officer will receive, among other things, severance compensation equal to a specified multiple of such employee's annual base salary and target bonus under the Company's bonus program. In addition, upon termination without "cause" or resignation without "good reason," all non-statutory options and stock appreciation rights of all such executive officers will be immediately exercisable upon termination of employment and certain other awards previously made under any of the Company's compensation plans or programs and previously not paid will immediately vest on the date of such termination. Termination by the Company or by the executive (except for such terminations occurring within three years after a change of control) give rise to certain noncompetition and nonsolicitation provisions.

     The Executive Employment Agreements contain severance provisions that apply if the executive officer's employment is terminated within three years after the occurrence of a change of control. In the event that any such employee is terminated by the Company within three years following the occurrence of a change in control or by such employee for "good reason," such employee will be entitled to receive on the date of such termination an amount equal to, among other things, a specific multiple of such employee's base salary, target bonus under the Company's bonus program, and any performance award payable under the Stock Incentive Plan or similar plan, as well as any other benefits which any such employee would be entitled to where termination was without "cause" or with "good reason" by employee.

     Prior to their resignation from the Company, Messrs. Siegel, Dunleavy and Menzel also were parties to employment agreements with the Company. These employment agreements contained provisions relating to severance, vesting of options, payments of restricted stock awards, and continuation of other benefits upon termination of these executives' employment following a change of control. These employment agreements terminated on June 27, 1996 as a result of the Real-time Sale, a transaction that was a change of control for purposes of these executives' employment agreements. As a result, all options and restricted stock awards held by such persons vested and certain severance payments became due and payable. In addition, the Company entered into noncompetition agreements with Messrs. Seigel and Dunleavy. See Executive Compensation -- Summary Compensation Table.

     Stock Incentive Plan. The Company has adopted the CyberGuard Corporation Stock Incentive Stock Plan, as amended, pursuant to which 2,025,000 shares of Common Stock have been authorized for issuance. The primary purpose of the Stock Incentive Plan is to attract and retain capable executives and employees by offering them a greater personal interest in the Company's business through stock ownership. The Stock Incentive Plan is administered by the Compensation and Stock Option Committee of the Company's Board of Directors, which determines, among other things, the nature and the terms of any award granted thereunder. The Stock Incentive Plan provides for the granting of stock options (including incentive stock options meeting the requirements of the Internal Revenue Code), restricted stock, stock appreciation rights, performance awards, and other stock-based awards. In the case of stock options, the Stock Incentive Plan provides that the exercise price of any stock option granted under the Stock Incentive Plan must be equal to the fair market value of the shares underlying the option on the date of grant. Any stock options granted under the Stock Incentive Plan expire no later than ten years from the date of their granting. No award under the Stock Incentive Plan is transferable except upon the death of the optionee. The Compensation and Stock Option Committee has the power to impose additional limitations, conditions and restrictions in connection with the grant of any option. In the event of a change of control of the Company, all outstanding awards become immediately exercisable prior to the occurrence of the change in control, in the manner determined by the Compensation and Stock Option Committee. A change in control is deemed to occur if any person or entity acquires 20% or more of the outstanding shares of the Company or if, as a result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, there is a change of a majority of the directors.

     Director Compensation. Upon joining the Board of Directors, all non-employee directors receive 6,000 options to purchase Common Stock of the Company. In addition, on the date of each annual meeting of shareholders, each director who is not an employee of the Company is automatically granted an option to purchase 1,500 shares of common stock of the Company. Non-employee directors who served in such capacity on February 4, 1996 each received options to purchase 15,000 shares of Common Stock at a price of $5.50 per share. All such options are non-statutory stock options and priced at 100% of the fair market value on the date of grant. In the event of a director's retirement, the options which are exercisable at the date of retirement will be exercisable for three months thereafter, and, in the event of a director's death, the options which are exercisable at the date of death will be exercisable for the next succeeding twelve months. Neither the Board of Directors nor any committee of the Board of Directors has any discretion with respect to options granted to non-employee directors pursuant to the Stock Incentive Plan.

     In addition to grants pursuant to the Stock Incentive Plan, non-employee directors of the Company receive a $15,000 annual retainer payable upon election as a director of the Company at an annual meeting of shareholders (and a pro rata amount to any non-employee who becomes a director of the Company thereafter, payable at the time of becoming a director) and $1,000 per Board of Directors meeting attended. In addition, directors receive $750 ($1,000 for the Chairman) for attendance at any meeting of a committee of the Board of Directors, payable at any such meeting, except for committee meetings held on the same day as Board of Directors meetings, in which case no such fee will be payable. Directors are also reimbursed for travel and lodging expenses in connection with Board of Directors and committee meetings.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Stock Incentive Plan.

     The Compensation and Stock Option Committee Objectives. The Compensation and Stock Option Committee believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company shareholders and to motivate the Company executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Compensation and Stock Option Committee seeks to provide competitive salary levels and compensation incentives that attract and retain qualified executives, to recognize individual performances and achievements as well as performance of the Company relative to its peers, and to encourage ownership of the Company stock.

     Executive Salaries. Base salaries for executives are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at 12-month intervals.

     Annual Bonuses. The Company offers a bonus program for executives designed to provide year-end incentive bonuses to executives who contributed materially to the Company's success during the most recently completed fiscal year. The bonus program is intended to enable the Company executives to participate in the Company's success as well as to provide incentives for future performance. Generally, in determining amounts to be awarded as bonuses, the Compensation and Stock Option Committee takes into account a number of factors, including the Company's gross revenue, net income, cash flow, and individual performance and achievement. For the nine months ended June 30, 1996, bonuses were granted to the five executive officers who resigned their positions on June 27, 1996 to become the Concurrent management team. The amounts of the bonuses are stated in the Summary Compensation Table, above. The bonus amounts were set by the Compensation Committee principally in recognition of services performed during the fiscal period ended on June 30, 1996, based on several factors, including these executives' successful completion of the sale of the real-time division to Concurrent and their implementation of the Company's strategy in the transition from a two-division to a single division company.

     Compensation of the Chief Executive Officer. Mr. Carberry joined the Company during April 1996 with an initial salary set at $200,000 per year. This compensation level was determined based upon negotiations with Mr. Carberry prior to his becoming an employee of the Company and upon the factors regarding executive salaries described above. During the nine months ended June 30, 1996, Mr. Siegel's base salary increased by 5% to $210,000 consistent with the increase granted to the other executives of the Company. As referenced above, Mr. Siegel was awarded a bonus during June 1996 principally in recognition of services performed in connection with the sale of the real-time division to Concurrent. During this same period, the Compensation Committee authorized a grant to Mr. Siegel of options to acquire 57,000 shares of the Company's common stock, effective October 1995.

     Long Term Incentives. Under the Stock Incentive Plan, the Compensation and Stock Option Committee may grant to certain employees of the Company a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, exercise payment rights, grants of stock or performance awards. During the nine months ended June 30, 1996, the Company Compensation Committee approved grants of stock options that had an exercise price of not less than the fair market value of the underlying stock on the date of the grant.

    SUBMITTED BY THE COMPENSATION AND
      STOCK OPTION COMMITTEE:
      C. SHELTON JAMES, CHAIRMAN
      MICHAEL F. MAGUIRE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the nine months ended June 30, 1996, E. Courtney Siegel, the Company's then Chairman, President and Chief Executive Officer and Chairman of the Board, participated in deliberations of the Compensation and Stock Option Committee, as requested by such Committee, concerning executive officer compensation. Brian Foremny, who is a director and who serves as the Company's General Counsel, was a partner at the law firm of Holland & Knight, which serves as the Company's counsel.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following sets forth, as of October 29, 1996 information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) each of the Company's named executive officers; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named in this table: (a) has sole voting and investment power with respect to all shares of Common Stock beneficially owned and (b) has the same address as the Company.

                                                                             NUMBER OF   PERCENT
                               NAME/ADDRESS                                   SHARES     OF CLASS
---------------------------------------------------------------------------  ---------   --------
Concurrent Computer Corporation............................................   591,678      8.45%
  2 Crescent Place
  Oceanport, New Jersey 07757
Okabena Partnership K......................................................   522,300      7.46%
  5140 Norwest Center
  90 South Seventh Street
  Minneapolis, Minnesota 55402
Paul Tudor Jones II........................................................   451,500      6.45%
  c/o Tudor Investment Corporation
  One Liberty Plaza, 51st Floor
  New York, New York 10006(1)
Robert L. Carberry (2).....................................................     2,500      *
Patrick O. Wheeler(3)......................................................     3,000      *
Katherine K. Hutchinson(3).................................................    12,900      *
Bradley C. Lesher(3).......................................................    70,596      1.00%
Robert F. Perks(3).........................................................     6,000      *
Rick A. Siebenaler(3)......................................................    11,301      *
Brian Foremny(3)...........................................................    30,000      *
C. Shelton James(3)(4).....................................................    21,000      *

                                                                             NUMBER OF   PERCENT
                               NAME/ADDRESS                                   SHARES     OF CLASS
---------------------------------------------------------------------------  ---------   --------
Michael F. Maguire(3)......................................................    21,000      *
Leland R. Reiswig, Jr.(3)..................................................     7,000      *
Richard P. Rifenburgh......................................................     6,000      *
All directors and officers as a group (11) persons.........................   192,876      2.68%

---------------

* Less than 1%
(1) Includes 146,600 shares of Common Stock owned by The Raptor Global Fund Ltd. ("Raptor Ltd."); 77,400 shares of Common Stock owned by The Raptor Global Fund L.P. ("Raptor L.P."); 30,100 shares of Common Stock owned by Tudor Arbitrage Partners L.P. ("TAP"); 30,100 shares of Common Stock owned by Tudor Global Trading LLC ("TGT") and 197,400 shares of Common Stock owned by Tudor BVI Futures, Ltd. ("Tudor BVI"). Tudor Investment Corporation ("TIC"), Raptor L.P.'s general partner, shares voting and investment power with respect to shares owned by Raptor Ltd., Raptor L.P., TAP and Tudor BVI. In addition, Paul Tudor Jones II, the principal shareholder and executive officer of TIC, shares voting and investment power with respect to shares owned by TIC. TGT, sole general partner of TAP, shares voting and investment power with respect to shares owned by TAP.
(2) Does not include 339,000 options to purchase common stock of the Company granted in connection with the Carberry Employment Agreement.
(3) Includes options that are currently exercisable to purchase Common Stock in the following amounts: Mr. Wheeler -- 3,000 shares; Ms. Hutchison -- 12,600 shares; Mr. Lesher -- 69,000 shares; Mr. Perks -- 6,000 shares; Mr. Siebenaler -- 11,301 shares; Mr. Foremny -- 30,000 shares; Mr.
     James -- 21,000 shares; and Mr. Maguire -- 21,000 shares; Mr. Reiswig -- 6,000 shares; and Mr. Rifenburgh -- 6,000 shares.
(4) Does not include 255,000 shares that are deemed beneficially owned by Mr. James as a result of his serving as an executive officer and director of various investment limited partnerships.

                               PERFORMANCE GRAPH

     The following graph shows the Company's cumulative total return to shareholders compared to Standard & Poor's 500 Index and the Self-determined Peer Group (defined below) over the period from October 10, 1994, the first day that the Company was traded publicly, and the end of the fiscal 1996, based on an initial investment of $100. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance. The Self-determined Peer Group is comprised of Digital Equipment Corporation, Secure Computing Corporation, Raptor Systems, Inc., and Security Dynamics Technology, Inc.

                 COMPARISON OF ONE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, S&P 500 AND PEER GROUP

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         CYBERGUARD        S&P 500      PEER GROUP(3)
OCTOBER-94                              100.00          100.00          100.00
SEPTEMBER-95                            217.83          131.82          216.40
JUNE-96                                 668.61          153.87          432.80

(1) Assumes an initial investment of $100 on October 10, 1994. Total return assumes reinvestment of dividends.
(2) During fiscal year 1995, the Company changed its fiscal year end to September 30, 1996. During fiscal year 1996, the Company changed its fiscal year end to June 30.
(3) Shares of Secure Computing Corporation were first publicly traded on November 17, 1995. Shares of Raptor Systems, Inc. were first publicly traded on February 2, 1996.

                              CERTAIN TRANSACTIONS

     On June 27, 1996 the Company consummated the Real-time Sale pursuant to which the Company sold the assets and liabilities that comprised the Company's real-time computer division. In connection with the Real-time Sale, the Company entered into numerous agreements with Concurrent, several of which govern certain matters between the Company and Concurrent after the Real-time Sale. The principal agreements that continue in effect are reciprocal reseller agreements by which each of Concurrent and the Company sell the other's computer products at prices that are more favorable than those that would be available from unaffiliated third parties; a shared services agreement under which Concurrent provides certain plant and facilities maintenance, bookkeeping, and other similar services; the Share Holding Agreement that is described below; and lease agreements under which Concurrent leases to the Company its Fort Lauderdale headquarters and plant facilities.

     In connection with the Real-time Sale, the Company and Concurrent entered into the Share Holding Agreement, which relates to the shares of stock of each company received by the other in the transaction. The Share Holding Agreement permits each company to nominate one or more members of the board of directors of the other depending on number of shares held by the nominating company. So long as the Share Holding Agreement is in effect, the Company has agreed to limit the number of its directors to seven. The Share Holding Agreement also requires the Company to maintain in effect for three years a registration statement relating to the shares of the Company's common stock held by Concurrent following the Real-time Sale. Concurrent common stock held by the Company is subject to a similar registration statement maintained by Concurrent. The sale of common stock of either company by the other is subject to certain restrictions on transfer contained in the Share Holding Agreement.

                                  APPROVAL OF
                       INDEPENDENT CERTIFIED ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's principal accountants for the year ending June 30, 1997. In the event the appointment of KPMG Peat Marwick LLP for fiscal year 1997 is ratified, it is expected that KPMG Peat Marwick LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the appointment of KPMG Peat Marwick LLP will be approved by the shareholders if it receives the affirmative vote of a majority of the votes cast by shareholders entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1997 Annual Meeting, shareholder proposals must be received by the Company no later than July 7, 1997 and must otherwise comply with the requirements of Rule 14a-8.

     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full the nine months ended June 30, 1996. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

     Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the nine months ended June 30, 1996 as filed with the Securities and Exchange Commission without charge by writing to: Investor Relations, CyberGuard Corporation, 2101 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

                                                                      APPENDIX

                             CYBERGUARD CORPORATION
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING DECEMBER 4, 1996

                                     PROXY

    The undersigned stockholder hereby appoints Robert L. Carberry, Patrick O. Wheeler, and Brian Foremny, or any of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of CyberGuard Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida at 10:00 a.m. on December 4, 1996 and at any adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL.

    IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

(Continued and to be signed on reverse side)

ELECTION OF DIRECTORS.

1. Nominees:
  Michael F. Maguire
  Leland R. Reiswig, Jr.
                    [ ]  FOR ALL          [ ]  WITHHOLD ALL
EXCEPT AS LISTED BELOW:

List Exceptions:
                -----------------------------------------

                -----------------------------------------

2. Ratify KPMG Peat Marwick LLP as independent auditors for fiscal year 1997

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ] MARK HERE IF YOU PLAN TO
                                                        ATTEND THE MEETING

                                                  Dated:                  , 1996
                                                        ------------------


                                                  ------------------------------
                                                  SIGNATURE

                                                  Please mark, date and sign
                                                  exactly as your name appears
                                                  hereon. Joint owners should
                                                  each sign. If the signer is a
                                                  corporation, please sign in
                                                  full corporate name by a duly
                                                  authorized officer. Executors,
                                                  administrators, trustees etc.
                                                  should give full title as
                                                  such.